Independent Auditors' Report


The Board of Directors and Shareholders
QVC, Inc.:

We have audited the consolidated statements of operations and comprehensive income, shareholders' equity and cash flows for the year ended December 31, 1998 of QVC, Inc. and subsidiaries. These consolidated financial statements, which are not separately presented herein, are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of QVC, Inc. and subsidiaries for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 3, 1999